Exhibit 4.6.7

FNB FINANCIAL SERVICES, LP

General Partner Certificate Pursuant to Indenture

Pursuant to Sections 102 and 301 of the Indenture dated as of August 16, 2005 (as amended and supplemented from time to time, the “Indenture”), by and among FNB Financial Services, LP (the “Company”), F.N.B. Corporation, as Guarantor (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to J.P. Morgan Trust Company, National Association), as Trustee (the “Trustee”), the undersigned hereby certifies that in connection with the issuance by the Company of the Securities described herein:

(1) There shall be the following Securities issuable under the Indenture and pursuant to this General Partner Certificate: (i) Nonnegotiable Subordinated Term Notes, Series 2021 (the “Term Notes”); (ii) Nonnegotiable Subordinated Daily Notes, Series 2021 (the “Daily Notes”); and (iii) Nonnegotiable Subordinated Special Daily Notes, Series 2021 (the “Special Daily Notes”) (the Term Notes, Daily Notes and Special Daily Notes are sometimes collectively referred to herein as the “Notes”).

(2) There is no limit on the aggregate principal amount of Notes that may be authenticated and delivered under the Indenture.

(3) The Term Notes will be due 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 27, 30, 36, 48, 60, 84 or 120 months from the date of issuance thereof, according to their respective terms (the “Maturity Date”), unless redeemed or extended as provided therein. The Term Notes will be automatically extended for successive terms, equal in duration to their original term, at the rate(s) of interest then in effect for Term Notes of comparable maturity (as determined by the Company) unless, prior to maturity, the Company receives notification of the Holder’s intent to redeem the Term Note. The principal amount of each Term Note shall be payable in one lump sum on the Maturity Date thereof.

(4) The principal amount of each Daily Note and each Special Daily Note shall be due and payable on demand; provided, however, that (i) the Company retains the right to require the Holder to give the Company no less than 30 days prior written notice, by first class mail, of a redemption in whole or in part demanded by the Holder, which notice shall specify the principal amount of the Note to be redeemed and the redemption date, (ii) a partial redemption may not reduce the principal amount of a Daily Note to less than $50, (iii) a partial redemption may not reduce the principal amount of a Special Daily Note to less than the minimum purchase amount with respect to Special Daily Notes in effect at the time of issuance of the Special Daily Note to be redeemed, and (iv) the Company may at the time of sale of any Special Daily Note establish a minimum principal amount with respect to which a Holder may require the Company to partially redeem such Special Daily Note.

(5) The interest rates payable on the Daily Notes and Special Daily Notes will be determined by the Company and may fluctuate on a daily basis. Any adjustment to the interest rate shall remain in effect until next adjusted by the Company. Interest on the Daily Notes and Special Daily Notes shall accrue daily from the date of issuance and shall be compounded quarterly. Accrued interest shall be paid to the Holder of a Daily Note or Special Daily Note upon redemption in whole of the Note.

(6) The interest rate payable on the Term Notes will be determined by the Company from time to time. The interest rate payable on any particular Term Note will be fixed for the term of the Note. The Company may from time to time offer Term Notes with a higher interest rate if a higher minimum purchase amount is met. Interest on the Term Notes shall accrue daily from the date of issuance. The Holder thereof may elect to have the interest thereon paid either monthly or quarterly by check, or compounded quarterly and paid at maturity.

(7) The Company shall have the right, at its option, to call the Notes of any series for redemption at any time. Any partial redemption of a series shall either be made ratably on all the Outstanding Notes of the series called for redemption, or by lot or in any other equitable fashion as shall be determined by the Company. Interest on the Notes will continue to accrue until the date of redemption and no premium shall be paid thereon. The Company will give each Holder not less than 30 days prior written notice by first class mail of a redemption of any Notes held by such Holder, specifying the principal amount of the Notes to be redeemed and the redemption date. Notice of redemption having been given by the Company as aforesaid, the principal amount of the Notes specified in such notice, together with interest accrued and unpaid thereon to the date of redemption, will become due and payable on such redemption date.

(8) The Holder of a Term Note will have the right, at its option, to have the Company redeem the term Note upon demand prior to maturity. As to a Term Note having a maturity of 12 months or less, the Holder shall, upon such redemption, forfeit an amount equal to 3 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. As to a Term Note having a maturity of between 13 months and 30 months, inclusive, the Holder shall forfeit an amount equal to 6 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. As to a Term Note having a maturity in excess of 30 months, the Holder shall forfeit an amount equal to 12 months of interest earned, or that could have been earned, on the amount so redeemed at the rate being paid on the Term Note, regardless of the length of time that the Holder has owned the Term Note. Where necessary to comply with the requirements of this Paragraph, interest already paid to or for the account of the Holder will be deducted from the amount redeemed. Holders of Term Notes will also have the right to make partial redemptions prior to maturity; provided, however, that a partial redemption may not reduce the outstanding principal amount of a Term Note to less than $500. The above mentioned forfeitures will be calculated by the Company only upon the principal amount as to which the Term Note is being redeemed. The Company may require the Holder of any Term Note electing to have the Company redeem the Holder’s Term Note to give the Company not less than 30 days prior written notice, by first class mail, of such election, which notice shall specify the principal amount of the Term Note to be redeemed and the redemption date.

(9) Notwithstanding the provisions of Paragraph (8) hereof, Term Notes may be redeemed before maturity without forfeiture of interest upon the death of any Holder or if the Holder is determined to be legally incompetent by a court or any other administrative body of competent jurisdiction.

(10) The principal amount of each Term Note shall be payable in one lump sum on the Stated Maturity thereof; provided, however, that, unless the Company has received notification of a Holder’s intent to have the Company redeem the Holder’s Term Note at or prior to maturity, each Term Note will be automatically extended for successive terms, each equal in duration to its original term, at the rate of interest then in effect for Term Notes of comparable maturity (as determined by the Company).

(11) The Notes are issuable in any denomination; provided, however, that (i) the minimum denomination for Term Notes shall be $500 and the Company may, pursuant to Paragraph (6) hereof, offer higher interest rates on Term Notes of the same maturity if a higher minimum purchase is met, (ii) the minimum denomination for a Daily Note shall be $50, and (iii) the Company may from time to time establish minimum denominations for which Special Daily Notes shall be issued.

(12) Interest on a Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the last Business Day prior to the Interest Payment Date, which day shall constitute the Regular Record Date for such interest payment. Interest not so paid or provided for shall be paid as set forth in Section 307 of the Indenture.

(13) The Notes shall not be issued, in whole or in part, in the form of a global security or securities.

(14) The Notes will be subordinate to the prior payment when due of the principal of, and interest on, all Senior Indebtedness.

(15) First National Bank of Pennsylvania (“FNBPA”) (or such other entity as may be acceptable to the Company and the Trustee and shall satisfy the qualifications for serving as Authenticating Agent as set forth in the Indenture) is hereby appointed as Authenticating Agent for the Notes. The Company requests the Trustee to consent to such appointment. Such appointment and service shall be at such appointee’s own expense.

(16) Transfers of Notes will be registerable. The principal of (and premium, if any) and interest on the Notes shall be payable, and any Notes may be surrendered for registration of transfer or for exchange, at the FNB Financial Services, LP offices located in Hermitage and Greenville, Pennsylvania, and at such other locations as the Company may from time to time determine.

(17) The undersigned has read and examined the relevant provisions of the Indenture, including, but not limited to, Sections 102, 301, 614 and 1002 of the Indenture which, among other things, allow Securities to be issued pursuant to the Indenture in one or more series, the particular terms of which are to be established prior to the issuance of the Securities of any such series, and discussed them with representatives of Reed Smith LLP, counsel to the Company.

(18) The undersigned has made such examination of the Indenture as is necessary to enable it to express an informed opinion whether all conditions precedent to the actions taken by the Company and the requests by the Company to the Trustee to take the actions contemplated by this Certificate, including without limitation all conditions precedent to the execution, issuance, authentication and delivery of the Notes, have been complied with.

(19) In the opinion of the undersigned, all such conditions precedent, including without limitation all conditions precedent to the execution, issuance, authentication and delivery of the Notes, have been complied with.

(20) Attached hereto as Exhibit A is a true and correct copy of resolutions adopted by unanimous written consent of the Board of Directors of FNB Consumer Services, Inc., the sole general partner of the Company, dated August 31, 2021; said resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof; and said resolutions are the only resolutions adopted by the Board of Directors of FNB Consumer Services, Inc. relating to the matters contemplated by this Certificate, including without limitation relating to the registration, issuance and sale of the Notes.

Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Indenture.

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IN WITNESS WHEREOF, the undersigned has executed this General Partner Certificate as of the 31st day of August, 2021.

FNB CONSUMER SERVICES, INC.

By:		By:
Name:	Scott Free	Name:	James Dutey
Title:	President and Treasurer	Title:	Assistant Secretary

ACKNOWLEDGMENT

This Acknowledgment (this “Acknowledgment”) is made as of this 31st day of August, 2021 by The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

By its execution of this Acknowledgment, the Trustee (a) acknowledges the receipt of the General Partner Certificate Pursuant to Indenture executed by FNB Consumer Services, Inc. (“FNBCS”) on August 31, 2021 (the “Certificate”), wherein FNB Consumer Services, as general partner of FNB Financial Services, LP, set forth the terms of the Nonnegotiable Subordinated Term Notes, Series 2021, the Nonnegotiable Subordinated Daily Notes, Series 2021, and the Nonnegotiable Subordinated Special Daily Notes, Series 2021 (collectively, the “Notes”), and the Company Order to the Trustee; and (b) at the request of FNBCS, appoints First National Bank of Pennsylvania (“FNBPA”) as the Authenticating Agent for the Notes as set forth in such Certificate.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

Name:

Title: